STOCK PLEDGE AND SECURITY AGREEMENT


          This STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated July 31, 1996, is made by PANDA-ROSEMARY, L.P., a Delaware limited partnership (together with its successors and assigns, the "Pledgor"), to FLEET NATIONAL BANK, a national banking association established under the laws of the United States of America, as collateral agent pursuant to the Intercreditor Agreement (as defined below) (together with its successors and assigns, the "Collateral Agent") and grantee hereunder for the benefit of the Secured Parties (as defined in the Trust Indenture referred to below).

                    W I T N E S S E T H:

          WHEREAS, the Pledgor is the legal and beneficial owner of all of the shares of common stock described in
Schedule I annexed hereto issued by Panda-Rosemary Funding Corporation, a Delaware corporation (the "Company")(such shares of common stock, together with any additional shares, stock options or rights received pursuant to Section 4 hereof, the "Pledged Shares");

          WHEREAS, the Company, the Pledgor and Fleet
National Bank, as trustee (the "Trustee") are parties to that certain Trust Indenture, dated as of July 31, 1996 (as the same may be amended, modified or supplemented, the "Trust Indenture"), providing for the issuance by the Company of certain debt securities (the "Bonds");

          WHEREAS, the Pledgor has made that certain
Partnership Guaranty, dated the date hereof (as the same may be amended, modified or supplemented, the "Partnership
Guaranty"), in favor of the Trustee to guarantee the performance by the Company of its obligations under the Bonds and the Trust Indenture;

          WHEREAS, the Company and the Pledgor are parties to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented, the "Company Loan Agreement"), pursuant to which the Company has loaned the proceeds of the Bonds to the Pledgor;

          WHEREAS, the Company and the Collateral Agent are parties to that certain Security Agreement, dated the date hereof, pursuant to which the Company has assigned to the Collateral Agent, and created a security interest in, all of its right, title and interest in, to and under the Company Loan Agreement and the related promissory note;

          WHEREAS, in order to satisfy certain requirements of the Pledgor under the Project Agreements (as defined in the Trust Indenture) or for other purposes, the Pledgor may incur indebtedness as permitted under the Trust Indenture in connection with the issuance of letters of credit by Bayerische Vereinsbank AG or other Credit Banks (as defined in the Trust Indenture) pursuant to a Credit Bank Reimbursement Agreement (as defined in the Trust Indenture);

          WHEREAS, the Pledgor may incur indebtedness as permitted under the Trust Indenture in the form of working capital loans made by the Credit Banks under a Credit Bank
Working Capital Agreement (as defined in the Trust
Indenture);

          WHEREAS, the Pledgor may also incur additional debt, as permitted under the Trust Indenture, either directly or indirectly through the Company, to finance certain modifications and enhancements to the Project in the future ("Additional Permitted Debt", as that term is defined in the Trust Indenture) and may enter into interest rate protection agreements in connection with the Additional Permitted Debt of the Pledgor;

          WHEREAS, the Pledgor will receive direct and indirect financial and other benefits from the issuance of the Bonds by the Company pursuant to the Trust Indenture and the incurrence of any indebtedness pursuant to any Credit Bank Reimbursement Agreement, any Credit Bank Working Capital Agreement and the documents relating to any Additional Permitted Debt or interest rate protection transactions;

          WHEREAS, the Company, the Pledgor, Bayerische Vereinsbank AG, the Trustee, Fleet National Bank, as depositary agent, and the Collateral Agent are parties to that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), providing for the Collateral Agent to act as collateral agent for the Secured Parties (as defined in the Trust Indenture); and

          WHEREAS, the Collateral Agent and the Secured Parties are willing to enter into the transactions contemplated by, among other things, the Trust Indenture and the Credit Bank Documents (as defined in the Trust Indenture) only upon the condition, among others, that the Pledgor executes and delivers this Agreement, in favor of the Collateral Agent for the benefit of the Secured Parties, which grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral referred to below, to secure the Obligations (as hereinafter defined).

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Defined Terms.  Unless otherwise
defined herein, terms defined in the Intercreditor Agreement
(including terms in the Trust Indenture and incorporated in the Intercreditor Agreement) shall have such defined meanings when used herein.

          "Additional Collateral" shall mean (i) all stock certificates representing a stock dividend in respect of any Collateral or a distribution in connection with any reclassification, increase or reduction of capital of the Company, or issued in connection with any reorganization of the Company, whether as an addition to, in substitution or redemption of, or in exchange for any shares of any other Collateral, or otherwise, (ii) any sums paid upon or in respect of the other Collateral as dividends or other distributions upon the liquidation or dissolution of the Company and (iii) any distribution of capital made on or in respect of the other Collateral or any property distributed upon or with respect to the other Pledged Shares pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof.

          "Collateral" shall have the meaning provided that term in Section 2.

          "Indemnitee" shall have the meaning provided that term in Section 22.

          "Obligations" means (i) all obligations of the Pledgor under this Agreement, (ii) all obligations of the Pledgor or the Company to the Collateral Agent, the Depositary Agent or the Secured Parties now or hereafter existing under the Bonds, the Trust Indenture, each Partnership Guarantee, the Partnership Notes, any Additional Permitted Debt, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Interest Rate Protection Agreement, this Agreement or the Collateral Documents, whether for principal, interest (including, without limitation, interest accruing following the filing by or against the Pledgor or the Company of a bankruptcy petition, whether or not allowed as a claim in a bankruptcy proceeding), fees, indemnification, expenses or otherwise, and (iii) all other liabilities, obligations, covenants and duties owing to the Collateral Agent, the Depositary Agent or the Secured Parties, from or by the Pledgor, the Pledgor or the Company of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or in the connection with the Trust Indenture, each Partnership Guarantee, the Partnership Notes, any Additional Permitted Debt, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Interest Rate Protection Agreement, this Agreement or the Collateral Documents, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), joint or several, absolute or contingent, liquidated or unliquidated, due or to become due, now existing or hereafter arising, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including, without limitation, all indebtedness of the Pledgor or the Company under any instrument now or hereafter evidencing or securing any of the foregoing and however acquired.

          "Pledged Shares" shall have the meaning provided that term in the first recital hereto.

          "Proceeds" means all proceeds paid or payable, directly or indirectly, to or for the account of the Pledgor in respect of the Collateral and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral and (iv) any proceeds of proceeds.

          "Prime Rate" means, as of any day, the interest rate per annum established by the Collateral Agent from time to time as its "Prime Rate".

          SECTION 2.  Pledge.  As security for the
Obligations and subject to and in accordance with the provisions of this Agreement, including without limitation
Section 7 hereof, the Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent, for its benefit and the benefit of the Secured Parties, a first priority security interest in the following, whether now owned or existing or hereafter acquired or arising or wherever located (the "Collateral"):

          (a)  the Pledged Shares and each certificate
representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to Section 7 hereof, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (b) all additional shares of stock of the Company from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) and each certificate representing such additional shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 7 hereof, all dividends, cash, options, warrants, rights, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (c) all Additional Collateral acquired by the Pledgor; and

          (d) subject to Section 7 hereof, all Proceeds of the items described in clauses (a), (b) and (c) above.

          SECTION 3.  Security for Obligations.  This
Agreement secures, and the Pledged Shares and the other Collateral are collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of all Obligations now or hereafter existing.

          SECTION 4.  Delivery of Collateral.  All
certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If the Pledgor shall become entitled to receive or shall receive any other Collateral, then the Pledgor shall, except as otherwise provided in Section 7 hereof, accept and hold the same in trust for the Collateral Agent and segregated from the other property or funds of Pledgor, and shall deliver to the Collateral Agent forthwith all such other Collateral (except as provided in Section 7 hereof) in the form received by the Pledgor, to be held by the Collateral Agent, subject to the terms hereof, as part of the Collateral. Upon the occurrence and during the continuance of an Event of Default or a Trigger Event, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. Subject to Section 7 hereof, all Additional Collateral that is received by the Pledgor shall, until paid or delivered to the Collateral Agent, be held by the Pledgor in trust for the benefit of the Collateral Agent and shall be segregated from the other funds of the Pledgor and the Pledgor shall deliver the same forthwith to the Collateral Agent in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, or, if requested by the Collateral Agent, an additional pledge agreement or security agreement executed and delivered by the Pledgor, all in form and substance satisfactory to the Collateral Agent, to be held by the Collateral Agent subject to the terms hereof, as additional collateral security for the Obligations.

          SECTION 5.  Representations and Warranties.  On
and as of the date hereof, the Pledgor represents and warrants to the Collateral Agent and the Secured Parties as follows:

          (a) The Pledgor is the owner of, and has good and marketable title to, the Collateral pledged pursuant to this Agreement, free and clear of any Lien except for the pledge and security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and Liens for Taxes not yet due or which are subject to a Good Faith Contest. No financing statement covering the Collateral is on file in any public office other than the financing statements filed pursuant to this Agreement or in connection with the transactions contemplated by the Trust Indenture. The Collateral is not subject to any law (except as may be required in connection with any disposition of the Collateral by laws affecting the offering and sale of securities generally) or contractual obligation that would be violated by or that would prohibit the grant of the security interest in the Collateral granted pursuant hereto or the disposition of the Collateral by or to the Collateral Agent upon the occurrence and continuance of an Event of Default.

          (b) The Pledgor is a limited partnership duly formed and validly existing under the laws of the State of Delaware. The Pledgor has full power, authority and legal right to enter into this Agreement and perform hereunder and to pledge and deliver all of the Collateral pursuant to this Agreement. The pledge of the Collateral pursuant to this Agreement has been duly authorized by the Pledgor and this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (c) No consent of any other party (including, without limitation, Partners or creditors of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required which has not been obtained either (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required (x) in connection with such disposition by laws affecting the offering and sale of securities generally,
(y) under federal and state laws, rules and regulations and applicable interpretations thereof providing for the supervision or regulation of the banking or trust businesses generally and applicable to the Collateral Agent or any Secured Party and (z) with respect to the Collateral Agent or any Secured Party as a result of any relationship which such Person may have with Persons not parties to, or any activity or business such Person may conduct other than pursuant to, any of the Financing Documents).

          (d) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the Pledged Shares constitutes "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (e) The pledge of the Collateral delivered to the Collateral Agent pursuant to this Agreement concurrently with the execution and delivery of this Agreement and the filing of Form UCC-1 financing statements with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware create a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations assuming continued possession thereof by the Collateral Agent subject to no Liens other than those created by this Agreement.

          (f) The Pledged Shares constitute all of the issued and outstanding shares of stock of the Company. The
Pledgor shall cause the Collateral to constitute at all times not less than all of the total number of shares of capital stock of the Company then issued and outstanding
(including treasury shares, if any).

          (g) The execution, delivery and performance of this Agreement will not (i) require any consent or approval of the Partners of the Pledgor which has not been obtained;
(ii) violate the provisions of the Pledgor's Certificate of Limited Partnership or Second Amended and Restated Agreement of Limited Partnership or the Certificate of Incorporation and By-Laws of the Company; (iii) violate the provisions of any law (including, without limitation, any usury law), regulation or order of any Governmental Authority applicable to the Pledgor or any of its Subsidiaries; (iv) conflict with, result in a breach of or constitute a default under any agreement relating to the management or affairs of the Pledgor or any of its Subsidiaries, or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Pledgor is a party or by which the Pledgor or any of its Subsidiaries or any of their material properties may be bound; or (v) result in or create any Lien (other than Permitted Liens) under, or require any consent under, any indenture or loan or credit agreement or any other material agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority binding upon the Pledgor or any of its Subsidiaries or any of their properties.

          (h) There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority, arbitral tribunal or other body now pending or, to the best knowledge of the Pledgor, threatened against the Pledgor or its Subsidiaries which questions the validity or legality of or seeks damages in connection with this Agreement or any action taken or to be taken pursuant to this Agreement, which could reasonably be expected to have a material adverse effect on the Pledgor.

          (i) The chief executive office of the Pledgor is located at 4100 Spring Valley Road, Suite 1001, Dallas,
Texas 75244.

          (j)  The Pledgor is not (i) an "investment
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" within the meaning of PUHCA or (iii) a "registered holding company" or a "subsidiary company" of a "registered holding company" or an "affiliate" of a "registered holding company" or a "subsidiary company" of a "registered holding company" within the meaning of PUHCA.

          (k) The Pledgor shall not permit the Company to merge or consolidate with or into any other Person or liquidate, wind-up, or dissolve or dispose of all or substantially all of its property, business or assets.

          (l) Without the prior written consent of the Secured Parties, the Pledgor shall not exchange, sell, transfer, pledge, hypothecate, assign, convey or otherwise dispose of, or permit to be exchanged, sold, transferred, pledged, hypothecated, assigned, conveyed or disposed of, any of the Collateral.

          (m) The Pledgor shall not authorize, cause or permit the Company (i)(A) to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the Company's debts or under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a Collateral Agent, receiver, custodian or other similar official of the Company or any substantial part of the Company's property or (B) to consent to any such relief or to the appointment of or taking possession by such official in an involuntary case or other proceeding commenced against the Company, or (C) to make a general assignment for the benefit of the Company's creditors. Neither the Pledgor nor any of its Affiliates shall commence or join with any other Person (other than the Secured Parties) in commencing any proceeding against the Company under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          (n) The Pledgor has derived and will continue to derive direct and indirect benefits from the incurrence of its obligations under this Agreement and from the incurrence by the Pledgor of its obligations under the Partnership Guaranty, the Trust Indenture, the Company Loan Agreement and the other Financing Documents.

          SECTION 6. Supplements; Further Assurances. The Pledgor agrees that, at any time and from time to time, the Pledgor will at its expense promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 7.  Voting Rights; Dividends; Etc.

          (a) So long as no Event of Default or Trigger Event shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof; provided, that the Pledgor shall not (i) exercise or fail to exercise any such right if such exercise or failure to exercise would, in the reasonable judgment of the Pledgor, have a material adverse effect on the value of the Collateral or any part thereof or (ii) vote such Collateral in any manner that is inconsistent with the terms of this Agreement, the Trust Indenture or any other Project Document or that would cause an Event of Default or Trigger Event to occur. It is understood, however, that the voting by the Pledgor of any Pledged Shares for, or the Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders, or with respect to incidental matters at any such annual meeting, shall not be deemed inconsistent with the terms of this Agreement within the meaning of this Section 7(a).

          (b) The Pledgor shall be entitled to receive, retain and distribute any and all distributions paid in respect of the Collateral; provided, that any and all

              (i)   distributions paid or payable in shares
     (or rights to shares) in the Company,

             (ii)   distributions paid or payable in cash,
     securities or other property in respect of any Collateral in connection with a partial or total liquidation or dissolution, and

            (iii) cash, securities or other property paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

          (c) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a) above and to receive the distributions which it is authorized to receive and retain pursuant to Section 7(b) above, the Collateral Agent shall, if necessary, execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request.

          (d)  Upon the occurrence and during the
continuance of an Event of Default or Trigger Event, after the Collateral Agent delivers a notice to the Pledgor to the following effect, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a) above shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided, that if and when an Event of Default or Trigger Event is cured in accordance with the applicable provisions of the Financing Documents, all rights of the Pledgor shall resume.

          (e)  Upon the occurrence and during the
continuance of an Event of Default or Trigger Event, all rights of the Pledgor to thereafter receive the distributions which it would otherwise be authorized to receive pursuant to Section 7(b) above shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such distributions; provided, that if and when an Event of Default or Trigger Event is cured in accordance with the applicable provisions of the Financing Documents, all rights of the Pledgor shall resume.

          (f) In order to permit the Collateral Agent to receive all distributions to which it may be entitled pursuant to Section 7(e) above and to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(d) above, the Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate dividend payment orders and other instruments as the Collateral Agent may reasonably request.

          (g) All distributions and other amounts which are received by the Pledgor contrary to the provisions of
Section 7(e) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

          SECTION 8.  Covenants.

          (a) Transfers and Other Liens. Without the prior written consent of the Collateral Agent, or as otherwise permitted under the Intercreditor Agreement, the Pledgor shall not (i) vote to enable, or take any other action to permit, the Company (x) to issue any additional capital stock, (y) to issue any other securities convertible into or exchangeable for any capital stock of the Company or (z) to issue any other securities that grant the right to purchase any capital stock of the Companysuch company, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Shares,
(iii) create, incur or permit to exist any Liens or options in favor of, or any claims of any Person with respect to, any of the Pledged Shares or any interest therein, except for Permitted Liens and the Liens provided for by this Agreement.

          (b) Change of Address. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent no less than sixty (60) days' prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and
(ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          (c) Payment of Taxes, etc. The Pledgor shall pay or cause to be paid, and shall hold the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral.

          SECTION 9.  Collateral Agent Appointed Attorney-In-
Fact.

          (a)  Upon the occurrence and during the
continuance of an Event of Default or Trigger Event, subject to the Pledgor's rights under Section 7 hereof, the Pledgor hereby appoints the Collateral Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise
(i) to exercise all voting, consent other rights related to the Collateral and (ii) from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement. Nevertheless, the Pledgor shall, if so requested by the Collateral Agent, ratify and confirm all that the Collateral Agent shall lawfully do or cause to be done by virtue hereof as the Pledgor's attorney-in-fact by executing and delivering to the Collateral Agent, or to such other Person as the Collateral Agent shall direct, all documents and instruments as may be necessary or, in the judgment of the Collateral Agent, advisable for such purpose.

          (b) The Pledgor further authorizes the Collateral Agent, at any time and from time to time, (i) to execute, in connection with any sale provided for hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) to the full extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor.

          SECTION 10. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor pursuant to
Section 15 hereof.

          SECTION 11. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property consisting of negotiable securities, cash or other forms of property as applicable, it being understood that subject to the exercise of such reasonable care the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          SECTION 12. No Liability. None of the Collateral Agent, the Secured Parties or any of their directors, officers, employees or agents shall be deemed to have assumed any of the liabilities or obligations of a shareholder of the Company, or of the owner of any Pledged Shares or any other security included in the Collateral from time to time as a result of the pledge and security interest granted under or pursuant to this Agreement. None of the Collateral Agent, the Secured Parties or any of their directors, officers, employees or agents shall be liable for any failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          SECTION 13.  Remedies Upon Default.  If an Event
of Default or a Trigger Event shall have occurred and be continuing:

            (a) (i) The Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without advertisement or notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may reasonably deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral at any such sale. The Collateral Agent may, in its sole discretion, at any such sale, restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof (including the Collateral Agent or any Secured Party) the Collateral. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any such sale, the Collateral may be sold in one lot, as an entirety or in separate units. Assuming that such sales are made in compliance with federal and state securities laws, the Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

                (ii)  The Pledgor recognizes that the
     Collateral Agent may elect in its sole discretion to sell all or a part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")) and the Pledgor and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Pledged Shares for a form of public sale requiring registration under the Securities Act.

               (iii) In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the full selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof.

                (iv)  The receipt by the Collateral Agent of
     the purchase money paid at any such sale made by it shall be a sufficient discharge of all obligations of the purchaser thereof. No purchaser (or the representatives or assigns of any purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                 (v)  Instead of exercising the power of
     sale provided in Section 13(a)(i) hereof, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose the security interest under this Agreement and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

                (vi)  Upon notice to the Pledgor, the
     Collateral Agent may register the Collateral or any part thereof in the name of the Collateral Agent or its nominee as pledgee or otherwise take such action as the Collateral Agent shall in its sole discretion deem necessary or desirable with respect to the Collateral and the Collateral Agent or its nominee may thereafter, in its sole discretion, without notice, exercise all voting and other rights relating to the Collateral and exercise any and all rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof, and exchange, at its sole discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing, except to the extent that such failure or delay constitutes gross negligence or willful misconduct.

               (vii) The Collateral Agent may exercise such voting and other consensual rights and rights to receive and hold as Collateral dividends and other payments which the Pledgor would otherwise be entitled to receive or exercise, as the case may be, pursuant to
     Section 7 and all such voting and consensual rights and rights to receive the dividends and other payments which the Pledger would otherwise be authorized to exercise, receive and retain pursuant to Section 7 shall cease and all such rights shall thereupon become vested in the Collateral Agent.

              (viii) No sale or other disposition of all or any part of the Collateral by the Collateral Agent pursuant to this Section 13 shall be deemed to relieve the Company, the Pledgor or the Pledgor of any Obligation except to the extent the proceeds thereof are applied by the Collateral Agent to the payment of such Obligations.

                (ix)  The Pledgor hereby waives presentment,
     demand, protest or notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (b) The proceeds of any Collateral obtained or disposed of hereunder shall be applied as set forth in the Intercreditor Agreement and the Depositary Agreement.

          SECTION 14.  Purchase of the Shares by the
Pledgor.  The Pledgor may be a purchaser of the Pledged
Shares or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Obligations and any other indebtedness and obligations secured hereby.
Any such purchaser shall, upon any such purchase, acquire good title to the Pledged Shares so purchased, free of the security interests created by this Agreement.

          SECTION 15. Expenses. The Pledgor will upon demand pay to the Collateral Agent and the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes which the Collateral Agent or the Secured Parties may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof, together with interest thereon at the rate per annum equal to the Prime Rate plus two percent (2%). Any amounts payable by the Pledgor pursuant to this
Section 15 shall be payable on demand and shall constitute Obligations secured hereby.

          SECTION 16. No Waiver. No failure or delay on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

          SECTION 17.  Amendments; Etc.  No waiver,
amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of each party hereto and none of the Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 18.  Release.  Subject to Section 27
hereof, upon the indefeasible payment in full or performance of the Obligations and the occurrence of the Debt Termination Date, the Collateral Agent, upon request by the Pledgor, shall execute and deliver all such documentation necessary to release the Lien in its favor and to terminate this Agreement.

          SECTION 19.  Notices.  Any notice to the
Collateral Agent shall be deemed effective only if sent to and received at the office of the Collateral Agent at 777 Main Street, Hartford, Connecticut 06115, or sent by confirmed telecopy to telecopy number (860) 986-7920. Any notice to the Pledgor hereunder shall be deemed to have been duly given only if sent to and received at the office of the Pledgor at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, Attention: General Partner, or sent by confirmed telecopy to telecopy number (214) 980-6815, or at such other address of which such Person shall have notified in writing to each other party hereto.

          SECTION 20.  Continuing Security Interest.

          (a) This Agreement shall create a continuing Lien on the Collateral until the release thereof pursuant to
Section 18 hereof. Upon termination of this Agreement pursuant to the terms of Section 18 hereof, the Pledgor shall be entitled to the return, promptly upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          (b)  Except as may be expressly applicable
pursuant to Section 9-505 of the Uniform Commercial Code, no action taken or omission to act by the Collateral Agent or the Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction pursuant to this Agreement shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Collateral Agent and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (c) below.

          (c)  To the extent that any payment on the
Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by the Collateral Agent or the Secured Parties, and the Collateral Agent's and the Secured Parties' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 27.

          SECTION 21.  Security Interest Absolute.  All
rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any of the Project Documents, or any other agreement or instrument relating thereto (other than against the Collateral Agent);

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Project Documents, or any other agreement or instrument relating thereto; provided, that the aggregate amount of the Obligations shall not be increased other than in accordance with the Trust Indenture without the consent of the Pledgor;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

          SECTION 22.  Indemnity.

          (a) The Pledgor agrees to indemnify, reimburse and hold the Collateral Agent and the Secured Parties and their respective officers, directors, employees and agents (each individually, an "Indemnitee", and collectively, "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and disbursements) (such expenses, in this Section 22, the "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any Indemnitee in any way relating to or arising out of (i) this Agreement or the documents executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby, or the enforcement of any of the terms hereof, or the preservation of any rights hereunder or (ii) the ownership, purchase, delivery, control, acceptance, financing, possession, condition, sale, return or other disposition, or use of, the Collateral, including, without limitation, latent or other defects, whether or not discoverable. Each Indemnitee agrees to use its best efforts promptly to notify the Pledgor of any assertion of any such liability, damage, injury, penalty, claim, demand, action, judgment or suit of which such Indemnitee has knowledge.

          (b)  Without limiting the application of
Section 22(a), the Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation, protection or validation of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c)  Without limiting the application of Section
22(a) or (b), the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any failure of the Pledgor to comply with its obligations under this Agreement or any misrepresentation by the Pledgor in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

          (d) If and to the extent that the obligations of the Pledgor under this Section 22 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations permissible under applicable law.

          SECTION 23. No Responsibility of Certain Parties. None of the Collateral Agent or any Secured Party, or any of their respective officers, employees, servants, controlling persons, executives, directors, agents, authorized representatives, attorneys-in-fact or affiliates shall be liable to the Pledgor for any action taken or omitted to be taken by it or them (other than actions arising from or relating to any gross negligence or willful misconduct of any such Person) under or in connection with this Agreement or any other Project Document to which the Pledgor is a party, or responsible in any manner to any Person for any recital, statement, representation or warranty made by the Pledgor or any officer thereof contained in this Agreement or any other Project Document to which the Pledgor is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent or any Secured Party under or in connection with, this Agreement or any other Project Document to which the Pledgor is a party or for the value, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Project Document or for any failure of the Pledgor to perform any of the Obligations.

          SECTION 24. Obligations Secured by Collateral. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement, and any amount paid by the Collateral Agent in preservation of any of its rights or interest in the Collateral, together with interest on such amounts from the date paid until reimbursement in full at a rate per annum equal at all times to the Prime Rate plus two percent (2%) shall constitute Obligations secured by the Collateral.

          SECTION 25. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by the parties hereto to the full extent permitted by law so that this Agreement shall be deemed a valid and binding agreement, and the security interest created hereby shall constitute a continuing first Lien on and first perfected security interest in the Collateral, assuming continued possession thereof by the Collateral Agent or its agent, in each case enforceable in accordance with its terms.

          SECTION 26. Counterparts; Effectiveness. This Agreement and any amendment, waiver, consent or supplement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

          SECTION 27. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or the Pledgor or any substantial part of their respective assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

          SECTION 28.  WAIVER OF SUBROGATION; SUBMISSION TO
JURISDICTION; WAIVER OF JURY TRIAL.

          (a) THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. 101 ET SEQ. (THE "BANKRUPTCY CODE"), UNDER COMMON LAW OR OTHERWISE) TO THE CLAIMS OF THE COLLATERAL AGENT AND THE SECURED PARTIES AGAINST THE PLEDGOR WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c)  THE PLEDGOR IRREVOCABLY CONSENTS TO THE
SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SPECIFIED IN SECTIONE19, SUCH SERVICE TO BECOME EFFECTIVE FOUR (4) BUSINESS DAYS AFTER SUCH MAILING.

          (d)  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE
COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR
OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER
JURISDICTION.

          SECTION 29. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). UNLESS OTHERWISE DEFINED HEREIN OR IN THE TRUST INDENTURE, TERMS DEFINED IN ARTICLE 8 OR ARTICLE 9 OF THE NEW YORK UNIFORM COMMERCIAL CODE ARE USED HEREIN AS THEREIN DEFINED.

          SECTION 30.  Recourse Limited to Collateral.
Notwithstanding anything to the contrary contained herein, the liability and obligation of the Pledgor or any past, present or future Partner, or any officer, director or stockholder of any Partner under or by reason of this Agreement shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any past, present or future Partner or any officer, director, stockholder or related Person (other than the Company and the Pledgor) of any Partner. The Collateral Agent and each Secured Party, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money, judgment, deficiency judgment or personal judgment against any past, present or future Partner or any officer, director, stockholder or related Person (other than the Company and the Pledgor) of any Partner under or by reason of or in connection with this Agreement and agrees to look solely to the Collateral for the enforcement of such liability and obligation of the Pledgor.

          Nothing contained in this Section 30 shall be construed (i) as preventing the Trustee, the Secured Parties or the Collateral Agent from naming the Pledgor, any past, present or future partner, officer, director or stockholder or related Person in any action or proceeding brought by the Trustee, the Secured Parties or the Collateal Agent to enforce and to realize upon the security and Collateral provided under or in connection with this Agreement so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation shall be asked for, taken, entered or enforced against any past, present or future partner, officer, director or shareholder or related Person (other than the Company or the Partnership), in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the lien and security interests created by this Agreement and the other Project Documents or the enforcement thereof by the Trustee, (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any person, party or entity under any guaranty of payment, other guaranty or indemnification agreement now or hereafter executed and delivered to the Trustee in connection with the Collateral Documents, or (iv) as modifying, qualifying or affecting any any manner whatsoever the personal recourse liability of any past, present or future partner, officer, director or stockholder or related Person or any other person, party or entity for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.

          Section 31. Waiver. To the fullest extent it may lawfully so agree, the Pledgor agrees that it will not at any time insist upon, claim, plead or take any benefit or advantage of any appraisement, valuation, stay, extenuation, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay or hinder the enforcement hereof or the absolute sale of any part of the Collateral. The Pledgor, for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws and all right to have the Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety. Without limiting the generality of the foregoing, the Pledgor hereby (i) authorizes the Collateral Agent, in its sole discretion and without notice to or demand upon the Pledgor and without otherwise affecting the obligations of the Pledgor hereunder, from time to time to take and hold other collateral (in addition to the Collateral) for payment of any Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof and to enforce or release such other collateral or any part thereof and to accept and hold any endorsement or guarantee of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any other Person granting security for or in any other way obligated upon any Obligations or any part thereof and (ii) waives and releases any and all right to require the Collateral Agent to collect any of the Obligations from any specific item or items of the Collateral or from any other party liable as a guarantor or in any other manner in respect of any of the Obligations or from any other security for any of the Obligations.

          Section 32.  Consent.  By its execution hereof,
the Pledgor hereby consents to the transfer of the Collateral to any designee of the Collateral Agent in accordance with this Agreement.

          IN WITNESS WHEREOF, each party hereto has caused this Stock Pledge and Security Agreement to be duly executed and delivered by its officer thereunto duly authorized on the date first above written.



                           PANDA-ROSEMARY, L.P.

                           By Panda - Rosemary Corporation,
                                its general partner



                           By
                           Name:  Robert W. Carter
                           Title: Chairman of the Board,
                                  President and Chief
                                  Executive Officer



                           FLEET NATIONAL BANK, as
                              collateral agent



                           By
                           Name:
                           Title:







                         Schedule I

            Shares of Common Stock of the Company

             Panda-Rosemary Funding Corporation

                     Par Value              Stock
 No. of Shares       per Share        Certificate Number

     1,000            $0.01                  1